SCHEDULE A
Claymore Exchange-Traded Funds Trust (as of December 16, 2016)

NASDAQ BulletShares® USD Corporate Bond 2016 Index
NASDAQ BulletShares® USD Corporate Bond 2017 Index
NASDAQ BulletShares® USD Corporate Bond 2018 Index
NASDAQ BulletShares® USD Corporate Bond 2019 Index
NASDAQ BulletShares® USD Corporate Bond 2020 Index
NASDAQ BulletShares® USD Corporate Bond 2021 Index
NASDAQ BulletShares® USD Corporate Bond 2022 Index
NASDAQ BulletShares® USD Corporate Bond 2023 Index
NASDAQ BulletShares® USD Corporate Bond 2024 Index
NASDAQ BulletShares® USD Corporate Bond 2025 Index
NASDAQ BulletShares® USD Corporate Bond 2026 Index
NASDAQ BulletShares® USD High Yield Corporate Bond 2016 Index
NASDAQ BulletShares® USD High Yield Corporate Bond 2017 Index
NASDAQ BulletShares® USD High Yield Corporate Bond 2018 Index
NASDAQ BulletShares® USD High Yield Corporate Bond 2019 Index
NASDAQ BulletShares® USD High Yield Corporate Bond 2020 Index
NASDAQ BulletShares® USD High Yield Corporate Bond 2021 Index
NASDAQ BulletShares® USD High Yield Corporate Bond 2022 Index
NASDAQ BulletShares® USD High Yield Corporate Bond 2023 Index
NASDAQ BulletShares® USD High Yield Corporate Bond 2024 Index
S&P U.S. Spin-Off Index
Zacks Multi-Asset Income Index
Zacks MidCap-Core Index
Nasdaq US Insider Sentiment Index
Wilshire US Micro-Cap IndexSM
Wilshire US Real Estate Investment Trust IndexSM
Wilshire Large Cap Optimized Diversification IndexSM
S&P Global Dividend Opportunities Index
BNY Mellon BRIC Select DR Index
Dow Jones Industrial Average Yield Weighted
Nasdaq®
S&P®
BulletShares®
Standard & Poor's
AlphaShares
BNY Mellon
CME Indexes
Wilshire®
Wilshire IndexesSM
Wilshire Large Cap Optimized Diversification IndexesSM